 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 14, 2011

PATIENT SAFETY TECHNOLOGIES, INC.
(Exact Name of Registrant as Specified in its Charter)

DELAWARE	001-09727	13-3419202
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

2 VENTURE PLAZA, SUITE 350, IRVINE, CALIFORNIA 92618
(Address of Principal Executive Offices) (Zip Code)

(949) 387-2277

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement.

Between October 14, 2011 and  November 2, 2011, Patient Safety Technologies, Inc., a Delaware corporation (the “Company”), entered into warrant exchange agreements and amended warrants with three holders of outstanding warrants to purchase the Company’s common stock, one of whom included Brian E. Stewart, the Company’s President and Chief Executive Officer.  The exchanges, which were approved by the Company’s Board of Directors with Mr. Stewart abstaining, were effected pursuant to the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended, and involved exchanging warrants for 511,767 shares in the aggregate that contained certain anti-dilution features which created derivative liability accounting treatment.  As the sole consideration for eliminating these anti-dilution features from these warrants, the warrant holders received, in exchange for their old warrants, new warrants for an additional 51,177 shares in the aggregate (i.e., the total shares subject to the warrants became 562,944 as of the date of the exchanges).   The new warrants have an exercise price of $0.75, and all other terms of the original warrants remained unchanged.  The warrant exchange was completed on November 2, 2011.

Copies of the Warrant Exchange Agreement and new Common Stock Purchase Warrant agreement are included as Exhibits 10.1 10.2 hereto, and the foregoing description of the Warrant Exchange Agreement and Common Stock Purchase Warrant agreement are qualified in their entirety by reference to the full text of such documents, which are hereby incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

10.10. Warrant Exchange Agreement – Kalina
10.11. Warrant Exchange Agreement – Stewart
10.12. Warrant Exchange Agreement – Horne
10.20. Common Stock Purchase Warrant  - Kalina
10.21. Common Stock Purchase Warrant – Stewart
10.22. Common Stock Purchase Warrant - Horne

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 4, 2011	Patient Safety Technologies, Inc.
	By:	/s/ Brian E. Stewart Brian E. Stewart President and Chief Executive Officer

Exhibit Index

10.10. Warrant Exchange Agreement – Kalina
10.11. Warrant Exchange Agreement – Stewart
10.12. Warrant Exchange Agreement – Horne
10.20. Common Stock Purchase Warrant  - Kalina
10.21. Common Stock Purchase Warrant – Stewart
10.22. Common Stock Purchase Warrant - Horne